UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2019

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street,

New York, NY 10011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	IAC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Item 1.01                                           Entry into a Material Definitive Agreement.

0.875% Exchangeable Senior Notes due 2026 and 2.00% Exchangeable Senior Notes due 2030

On May 28, 2019, (i) IAC FinanceCo 2, Inc. (“FinanceCo 2”), a Delaware corporation and direct, wholly owned subsidiary of IAC/InterActiveCorp, a Delaware corporation (the “Company”), completed its previously announced private offering of $500 million aggregate principal amount of its 0.875% Exchangeable Senior Notes due 2026 (the “FinanceCo 2 Notes”) and (ii) IAC FinanceCo 3, Inc. (“FinanceCo 3”, and together with FinanceCo 2, the “Issuers”, and each, an “Issuer”), a Delaware corporation and direct, wholly owned subsidiary of the Company, completed its previously announced private offering of $500 million aggregate principal amount of its 2.00% Exchangeable Senior Notes due 2030 (the “FinanceCo 3 Notes”, and together with the FinanceCo 2 Notes, the “Notes”). The Issuers have granted to the initial purchasers of the Notes (the “Initial Purchasers”) an option to purchase, within a 13-day period beginning on, and including, the date the Issuers first issued the Notes, up to an additional $75 million aggregate principal amount of the FinanceCo 2 Notes, and up to an additional $75 million aggregate principal amount of the FinanceCo 3 Notes, as applicable, in each case solely to cover over-allotments.

The Notes were offered only to investors that are both qualified institutional buyers (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) and qualified purchasers (for purposes of Section 3(c)(7) of the Investment Company Act of 1940, as amended).  The Notes have not been, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The net proceeds from the sale of the Notes were approximately $980.0 million, after deducting fees and estimated expenses.  The portion of the net proceeds to the Company and its consolidated subsidiaries from the offering that were used to pay the premium on the Exchangeable Note Hedge Transactions (as defined below) (calculated after taking into account the proceeds from the sale of the warrants, as described below) was approximately $119.1 million. FinanceCo 2 and FinanceCo 3 each intend to use the remainder of the net proceeds from the offering for general corporate purposes, including lending to the Company.

Indenture

FinanceCo 2 issued the FinanceCo 2 Notes under an indenture dated as of May 28, 2019 (the “FinanceCo 2 Indenture”), among FinanceCo 2, the Company and Computershare Trust Company, N.A., as trustee (the “Trustee”). FinanceCo 3 issued the FinanceCo 3 Notes under an indenture dated as of May 28, 2019 (the “FinanceCo 3 Indenture”, and together with the FinanceCo 2 Indenture, the “Indentures”), among FinanceCo 3, the Company and the Trustee.

The FinanceCo 2 Notes bear cash interest from May 28, 2019 at an annual rate of 0.875% payable on June 15 and December 15 of each year (including on the maturity date), beginning on December 15, 2019.  The FinanceCo 3 Notes bear cash interest from May 28, 2019 at an annual rate of 2.00% payable on January 15 and July 15 of each year (including on the maturity date), beginning on January 15, 2020. The FinanceCo 2 Notes will mature on June 15, 2026 and the FinanceCo 3 Notes will mature on January 15, 2030, in each case, unless earlier repurchased, redeemed or exchanged, and are each guaranteed on a senior unsecured basis by the Company.

Holders may surrender all or any portion of the applicable Notes for exchange, in multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceding March 15, 2026 (for the FinanceCo 2 Notes) and October 15, 2029 (for the FinanceCo 3 Notes), in each case, only under the following circumstances:  (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2019 (and only during such calendar quarter), if the last reported sale price of the common stock underlying the applicable Notes (the “Reference Common Stock,” which, on the issue date of the FinanceCo 2 Notes and the FinanceCo 3 Notes, is the Company’s Common Stock, par value $0.001 per share (the “Company Common Stock”)), for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the exchange price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “Measurement Period”) in which the trading price per $1,000 principal amount of the applicable Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price of the Reference Common Stock and the exchange rate (as set forth below) on each such trading day; (3) (x) with respect to the FinanceCo 2 Notes, if FinanceCo 2 calls the FinanceCo 2 Notes for redemption (as described below) and (y) with respect to the FinanceCo 3 Notes,  if FinanceCo 3 calls the FinanceCo 3 Notes for redemption (as described below), in each case at any time prior to the close of business on the scheduled trading day immediately preceding the applicable redemption date; or (4) upon the occurrence of specified corporate events specified in the applicable Indenture.  On or after March 15, 2026 (for the FinanceCo 2 Notes) and October 15, 2029 (for the FinanceCo 3 Notes), until the close of business on the second scheduled trading day immediately preceding the applicable maturity date of the applicable Notes, holders may surrender all or any portion of their applicable Notes for exchange, in multiples of $1,000 principal amount, at their option, regardless of the foregoing conditions.  Upon exchange of a Note, FinanceCo 2 or FinanceCo 3, as applicable, will satisfy its exchange obligation by paying or delivering, or causing to be paid or delivered, as the case may be, cash, shares of the Reference Common Stock or a combination of cash and shares of the Reference Common Stock, at the applicable Issuer’s election, in amounts determined in the manner set forth in the applicable Indenture.

The exchange rate for the FinanceCo 2 Notes is initially 3.3028 shares of the Company Common Stock per $1,000 principal amount of the FinanceCo 2 Notes, which is equivalent to an initial exchange price of approximately $302.77 per share of the Company Common Stock.  The initial exchange price of the FinanceCo 2 Notes represents a premium of approximately 32.50% to the $228.51 per share last reported sale price of the Company Common Stock on May 21, 2019.  The exchange rate is subject to adjustments as set forth in the FinanceCo 2 Indenture. The exchange rate for the FinanceCo 3 Notes is initially 3.4323 shares of the Company Common Stock per $1,000 principal amount of the FinanceCo 3 Notes, which is equivalent to an initial exchange price of approximately $291.35 per share of the Company Common Stock.  The initial exchange price of the FinanceCo 3 Notes represents a premium of approximately 27.50% to the $228.51 per share last reported sale price of the Company Common Stock on May 21, 2019.  The exchange rate is subject to adjustments as set forth in the FinanceCo 3 Indenture.

Each of FinanceCo 2 and FinanceCo 3 may redeem for cash (1) all, but not less than all, of its applicable Notes, at its option, if at any time following the first original issuance date of the applicable Notes the legal entity whose common stock is the Reference Common Stock (the “Reference Entity,” which on the issue date is the Company) publicly announces that it intends to consummate a Reverse Spin-Off, Reverse Split-Off or Share Election Merger (each as defined in the applicable Indenture) that, if consummated, would constitute or would reasonably be expected to constitute a Fundamental Change or Make-Whole Fundamental Change (each as defined in the applicable Indenture) at a redemption price equal to 100% of the principal amount of the applicable Notes, plus accrued and unpaid interest to, but excluding, the redemption date (other than in limited circumstances when the redemption price will be equal to 100% of the principal amount of the applicable Notes) and (2) all or any portion of its applicable Notes, at its option, (i) with respect to the FinanceCo 2 Notes, on or after June 20, 2023 if the last reported sale price of the common stock underlying the FinanceCo 2 Notes has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive), including at least one of the five trading days immediately preceding the date on which FinanceCo 2 provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which FinanceCo 2 provides notice of redemption, at a redemption price equal to 100% of the principal amount of the FinanceCo 2 Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date and (ii) with respect to the FinanceCo 3 Notes, on or after July 20, 2026 if the last reported sale price of the common stock underlying the FinanceCo 3 Notes has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive), including at least one of the five trading days immediately preceding the date on which FinanceCo 3 provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which FinanceCo 3 provides notice of redemption, at a redemption price equal to 100% of the principal amount of the FinanceCo 3 Exchangeable Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

If a Fundamental Change occurs, subject to certain conditions, holders will have the right, at their option, to require FinanceCo 2 or FinanceCo 3, as applicable, to repurchase for cash all of the applicable Notes, or any portion of the principal thereof, that is equal to $1,000 or a multiple of $1,000, at a fundamental change repurchase price equal to 100% of the principal amount of the applicable Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

If the Effective Date (as defined in the applicable Indenture) of a Make-Whole Fundamental Change occurs prior to the maturity date of the applicable Notes or FinanceCo 2 or FinanceCo 3, as applicable, gives a notice of redemption with respect to the applicable Notes and, in each case, a holder elects to exchange its Notes, as applicable, in connection with such Make-Whole Fundamental Change or notice of redemption, as applicable, FinanceCo 2 or FinanceCo 3 will, as applicable, under certain circumstances, increase the exchange rate for the applicable Notes so surrendered for exchange by a number of additional shares of the applicable Reference Common Stock, as described in the applicable Indenture.

Upon certain events of default, including cross acceleration to certain other indebtedness of the Company and certain of its subsidiaries, occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes, as applicable, then outstanding may declare the unpaid principal of such Notes and accrued and unpaid interest, if any, thereon immediately due and payable.  In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company or certain of its subsidiaries, the principal amount of the Notes, as applicable, together with accrued and unpaid interest, if any, thereon will automatically become and be immediately due and payable.

Each Indenture provides that, in certain circumstances and subject to the satisfaction of certain conditions set forth in the applicable Indenture, the Company’s guarantee of the applicable Notes may be released or released and replaced and the Reference Common Stock may change.

The foregoing descriptions of the Indentures and the Notes are not intended to be complete and are qualified in their entirety by reference to the full text of each Indenture, which are filed as Exhibit 4.1 and Exhibit 4.2 hereto and are incorporated by reference herein.

Exchangeable Note Hedge and Warrant Transactions

As previously announced, in connection with the pricing of the Notes, on May 21, 2019, each of FinanceCo 2 and FinanceCo 3 entered into exchangeable note hedge transactions (the “Exchangeable Note Hedge Transactions”) with certain of the applicable Initial Purchasers and/or their respective affiliates (the “Option Counterparties”).  Each of the Exchangeable Note Hedge Transactions cover, subject to customary anti-dilution and other adjustments substantially similar to those applicable to the relevant Notes, the number of shares of Company Common Stock underlying the relevant Notes and have a strike price corresponding to the exchange price of the relevant Notes.  Concurrently with each of FinanceCo 2 and FinanceCo 3 entering into the Exchangeable Note Hedge Transactions, the Company also entered into warrant transactions with the Option Counterparties, whereby the Company sold to the Option Counterparties warrants to purchase, subject to customary anti-dilution and other adjustments, up to the same number of shares of Company Common Stock (the “Warrant Transactions” and, collectively with the Exchangeable Note Hedge Transactions, the “Exchangeable Note Hedge and Warrant Transactions”).

The Exchangeable Note Hedge Transactions are expected to reduce the potential dilutive effect on the Company Common Stock upon any exchange of Notes and/or offset any cash payments FinanceCo 2 and/or Finance Co 3 is required to make in excess of the principal amount of exchanged Notes, as the case may be, in the event that the market price of the Company Common Stock is greater than the strike price of the Exchangeable Note Hedge Transactions, as applicable, which is initially: (i) $302.77 per share of Company Common Stock with respect to the Exchangeable Note Hedge Transactions entered into in connection with the FinanceCo 2 Notes and (ii) $291.35 per share of Company Common Stock with respect to the Exchangeable Note Hedge Transactions entered into in connection with the FinanceCo 3 Notes.

The Warrant Transactions could separately have a dilutive effect on the Company Common Stock to the extent that the market price per share of the Company Common Stock (as measured over the measurement period at the maturity of the warrants) exceeds the applicable strike price of the warrants, which is initially $457.02, representing a premium of 100% to the $228.51 per share last reported sale price of the Company Common Stock on May 21, 2019.

The portion of the net proceeds to the Company and its consolidated subsidiaries from the offering of the FinanceCo 2 Notes that were used to pay the premium on the Exchangeable Note Hedge Transactions related to the FinanceCo 2 Notes (calculated after taking into account the proceeds from the sale of the warrants) was approximately $53.3 million.  The portion of the net proceeds to the Company and its consolidated subsidiaries from the offering of the FinanceCo 3 Notes that were used to pay the premium on the Exchangeable Note Hedge Transactions related to the FinanceCo 3 Notes (calculated after taking into account the proceeds from the sale of the warrants) was approximately $65.8 million.

The Exchangeable Note Hedge and Warrant Transactions are not part of the terms of the Notes and will not affect any holder’s rights under the Notes.  Holders of the Notes, other than the Option Counterparties, as applicable, will not have any rights with respect to the Exchangeable Note Hedge and Warrant Transactions.

Registration Rights Agreements

On May 28, 2019, the Company entered into a registration rights agreement with each of FinanceCo 2 and FinanceCo 3 (the “Registration Rights Agreements”, and each a “Registration Rights Agreement”) and the representatives of the Initial Purchasers, as applicable, under which in each case the Company agreed, for the benefit of the holders of the applicable Notes and any Company Common Stock deliverable on exchange of the applicable Notes, that the Company will, at its cost:

•                  use commercially reasonable efforts to file a shelf registration statement (which shall be an automatic shelf registration statement if the Company is then a well-known seasoned issuer, as defined in Rule 405 under the Securities Act) with the U.S. Securities and Exchange Commission (the “SEC”) and to cause such shelf registration statement to become effective on or prior to the 181st day after the first date of original issuance of the applicable Notes, covering resales of the shares of the Company Common Stock, if any, issuable upon exchange of the applicable Notes; and

•                  use commercially reasonable efforts to keep such shelf registration statement effective until the earlier of:  (1) the 20th trading day immediately following the maturity date of the applicable Notes and (2) the date on which there are no longer any applicable Notes or “restricted” (within the meaning of Rule 144 under the Securities Act) shares of the Company Common Stock outstanding that have been received upon exchange of the applicable Notes; provided, however, that the Company shall not be required to keep such shelf registration statement effective if:  (x) the Company is no longer the Reference Entity for the Notes, as applicable, and (y) the successor Reference Entity, as applicable, has entered into a joinder agreement to the applicable Registration Rights Agreement.

If the Company does not satisfy certain obligations in the applicable Registration Rights Agreement, including the above requirements, then, subject to certain exceptions (including permitted blackout periods), additional interest will accrue on the applicable Notes, from and including the day following such registration default to but excluding the earlier of (1) the day on which such registration default has been cured and (2) the date the registration statement is no longer required to be kept effective for the Reference Common Stock, as applicable.  The liquidated damages will be paid to those entitled to interest payments on such dates semi-annually in arrears on each of June 15 and December 15 for the FinanceCo 2 Notes and on each of January 15 and July 15 for the FinanceCo 3 Notes to the person in whose name a note that is entitled to such liquidated damages is registered at the close of business on the immediately preceding regular record date, at a rate per year equal to 0.25% of the principal amount of the relevant FinanceCo 2 Notes or FinanceCo 3 Notes, to and including the 90th day following such registration default and, thereafter, 0.50% of the principal amount of the relevant FinanceCo 2 Notes or FinanceCo 3 Notes.

The foregoing description of the Registration Rights Agreements is not intended to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreements, which are attached hereto as Exhibit 10.1 and 10.2 and are incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information with respect to the Notes and the Indentures set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02                                           Unregistered Sales of Equity Securities.

The information with respect to the Notes and the Indentures set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits to this Form 8-K

Exhibit No.	Description
4.1	Indenture for 0.875% Senior Exchangeable Notes due 2026, dated as of May 28, 2019, among IAC FinanceCo 2, Inc., IAC/InterActiveCorp and Computershare Trust Company, N.A., as Trustee.
4.2	Indenture for 2.00% Senior Exchangeable Notes due 2030, dated as of May 28, 2019, among IAC FinanceCo 3, Inc., IAC/InterActiveCorp and Computershare Trust Company, N.A., as Trustee.
10.1	Registration Rights Agreement, dated as of May 28, 2019, among IAC/InterActiveCorp, IAC FinanceCo 2, Inc., J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC.
10.2	Registration Rights Agreement, dated as of May 28, 2019, among IAC/InterActiveCorp, IAC FinanceCo 3, Inc., J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ Gregg Winiarski
Name:	Gregg Winiarski
Title:	Executive Vice President, General Counsel and Secretary

Date:  May 28, 2019